                          LOGAN INTERNATIONAL CORP.
                      c/o Suite 1250, 400 Burrard Street
                         Vancouver, British Columbia
                                   V6C 3A6


March 31, 1999


The Shareholders of Nazca Holdings Ltd.
c/o  Maarten Reidel
Dresden Papier AG
Piraner Strasse 31-33
Heidenau D-01809
Germany

Dear Sirs:

Logan International Corp. ("Logan"), Drummond Financial Corporation ("Drummond") and the shareholders listed in Schedule A hereto (the "Vendors") entered into an agreement in connection with the purchase by Ichor Corporation (the "Purchaser") of all of the issued and outstanding shares of common stock in the capital of Nazca Holdings Ltd. (the "Corporation") dated October 17, 1998 (the "Agreement").

Pursuant to the Agreement, Logan and Drummond agreed to transfer 1,400,435 and 599,565 common shares of the Purchaser (the "Ichor Shares"), respectively, to the Vendors on March 31, 1999, subject to the fulfillment of a certain condition on or before such date, as set out in Section 5.2 of the Agreement (the "Condition").

The Agreement was entered into collateral to an agreement between the Purchaser and the Vendors also dated October 17, 1998 (the "Purchase Agreement").

Logan, Drummond and the Vendors wish to amend the terms of the Agreement to extend the time for the satisfaction of the Condition and the delivery of the Ichor Shares to May 31, 1999.

The Purchaser and the Vendors wish to consent to the amendment of the Agreement and confirm the Purchase Agreement.

1.     AMENDMENT TO THE AGREEMENT

1.1. In consideration of the premises set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Logan, Drummond and the Vendors hereby covenant and agree as follows:

       (a) Section 1.1 of the Agreement be amended to delete reference to March 31, 1999 therein and to replace same with May 31, 1999; and


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                                      -2-


       (b) Section 5.2 of the Agreement be amended to delete the references to March 31, 1999 therein and to replace same with May 31, 1999.

1.2 In all other respects the Agreement be and is hereby ratified and confirmed.

2.     CONFIRMATION OF THE PURCHASE AGREEMENT

2.1 In consideration of the premises set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Vendors ratify and confirm the Purchase Agreement and consent to the amendment of the Agreement as set out herein.

3.     COUNTERPARTS

3.1 This agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original and which shall together constitute one and the same instrument.

In witness whereof, the parties hereto have executed or caused this agreement to be executed by their duly authorized officers effective March 31, 1999.

LOGAN INTERNATIONAL CORP.

By:      /s/ Michael J. Smith
       --------------------------

Name:    Michael J. Smith
       --------------------------

Title:   President
       --------------------------


DRUMMOND FINANCIAL CORPORATION

By:      /s/ Michael J. Smith
       --------------------------

Name:    Michael J. Smith
       --------------------------

Title:   President
       --------------------------


ICHOR CORPORATION

By:      /s/ Michael J. Smith
       --------------------------

Name:    Michael J. Smith
       --------------------------

Title:   President
       --------------------------


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                                      -3-


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ John Houston
Signature                      )       -------------------------
                               )       John Houston
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Frits Reidel
Signature                      )       -------------------------
                               )       Frits Reidel
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Mark Anderson
Signature                      )       -------------------------
                               )       Mark Anderson
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


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                                      -4-


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Rod Cameron
Signature                      )       -------------------------
                               )       Rod Cameron
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Maarten Reidel
Signature                      )       -------------------------
                               )       Maarten Reidel
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Geoff Beale
Signature                      )       -------------------------
                               )       Geoff Beale
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


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                                      -5-


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Jonathan Wyatt
Signature                      )       -------------------------
                               )       Jonathan Wyatt
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


SIGNED, SEALED & DELIVERED     )
In the presence of:            )
                               )
----------------------------   )          /s/ Jerry Rowe
Signature                      )       -------------------------
                               )       Jerry Rowe
----------------------------   )
Address                        )
                               )
----------------------------   )
Occupation                     )


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                                 SCHEDULE "A"

                                 Shareholders


1.    John Houston
      4 Thomas Court Londgden Coleham
      Shrewsbury, Shropshire, England

2.    Maarten Reidel
      Piraner Strasse 31-33
      Heidenau, Germany

3.    Frits Reidel
      El Refugio 18500, Parcela 46
      Santiago, Chile

4.    Geoff Beale
      22 Kenwood Gardens
      Shrewsbury, Shropshire, England

5.    Mark Anderson
      6 Severn Bank
      Shrewsbury, Shropshire, England

6.    Rod Cameron
      The Warren, Warren Street
      New Lenham, Kent, England

7.    Jonathan Wyatt
      Rose Villa Broughhall
      Whitechurch, Shropshire, England

8.    Jerry Rowe
      5556 Colorow Drive
      Morrison, Colorado, U.S.A.